Exhibit 4.d

EXECUTION

SECOND AMENDED AND RESTATED

SHARED PLEDGE AGREEMENT

By

CROWN HOLDINGS, INC.,

CROWN CORK & SEAL COMPANY, INC.,

CROWN AMERICAS LLC,

CROWN INTERNATIONAL HOLDINGS, INC.

and

THE U.S. SUBSIDIARIES PARTY HERETO,

as Pledgors

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

Dated as of November 18, 2005

i

SECOND AMENDED AND RESTATED SHARED PLEDGE AGREEMENT

SECOND AMENDED AND RESTATED SHARED PLEDGE AGREEMENT (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, this “Agreement”) dated as of February 26, 2003 and amended and restated as of September 1, 2004, and further amended and restated as of November 18, 2005, among CROWN HOLDINGS, INC., a Pennsylvania corporation (“Crown Holdings”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN AMERICAS LLC (f/k/a Crown Cork & Seal Americas, Inc. and Crown Americas, Inc.), a Pennsylvania limited liability company (“Crown Usco”), CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”), each other U.S. Subsidiary of Crown Holdings listed on Schedule I hereto (collectively, together with each U.S. Subsidiary that becomes a party hereto pursuant to Section 23 of this Agreement, the “Subsidiary Guarantors” and, together with Crown Holdings, CCSC, Crown Usco and Crown International, the “Pledgors”), and DEUTSCHE BANK AG NEW YORK BRANCH (as successor to Citicorp North America, Inc.), as collateral agent (in such capacity, and together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).

R E C I T A L S :

WHEREAS, on February 26, 2003 (the “Original Effective Date”), Citicorp North America, Inc. (the “Existing Collateral Agent”) and the Pledgors entered into the Shared Pledge Agreement (the “Original Agreement”) and the Original Credit Agreement (as hereinafter defined).

WHEREAS, on the Original Effective Date, Crown Usco, as U.S. borrower, Crown European Holdings SA, a société anonyme organized under the laws of France (“Crown Euroco”), as non-U.S. borrower, the subsidiary borrowers named therein, Crown Holdings, Crown International, CCSC (collectively, the “Credit Parties”), the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent (the “Existing Administrative Agent”), Citibank International plc, as U.K. administrative agent (the “Existing U.K. Administrative Agent”, and, together with the Existing Administrative Agent, the “Existing Bank Agents”), Deutsche Bank Securities Inc. (“DBSI”), as syndication agent, DBSI and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, ABN AMRO Incorporated, as joint bookrunner, and ABN AMRO Bank N.V., as documentation agent, entered into that certain credit agreement (the “Original Credit Agreement”).

WHEREAS, on the Original Effective Date, (i) Crown Euroco issued $1,085,000,000 in aggregate principal amount of Second Priority Dollar Notes (as hereinafter defined) and €285,000,000 in aggregate principal amount of Second Priority Euro Notes (as hereinafter defined), in each case under an indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and the Second Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement (as hereinafter defined), the “Second Priority Notes Indenture”), and (ii) each of the Guarantors (as defined in the Second Priority Notes Indenture) guaranteed the Obligations of Crown Euroco under the Second Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Crown Euroco under the Second Priority Notes Indenture, the “Second Priority Notes Guarantees”).

WHEREAS, on the Original Effective Date, (i) Crown Euroco issued $725,000,000 in aggregate principal amount of Third Priority Notes (as hereinafter defined) under an indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and the Third Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”) and (ii) each of the Guarantors (as defined in the Third Priority Notes Indenture) guaranteed the Obligations of Crown Euroco under the Third Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Crown Euroco under the Third Priority Notes Indenture, the “Third Priority Notes Guarantees”).

WHEREAS, on September 1, 2004 (the “First Amendment Effective Date”), (i) Crown Euroco issued €350,000,000 of First Priority Notes (as hereinafter defined) under an indenture dated as of the First Amendment Effective Date among Crown Euroco, the guarantors named therein and the First Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which were used (together with the proceeds of Loans under the 2004 Credit Agreement (as hereinafter defined)) to refinance (the “Refinancing”) in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement and (ii) each of the Guarantors (as defined in the First Priority Notes Indenture) guaranteed the Obligations of Crown Euroco under the First Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Crown Euroco under the First Priority Notes Indenture, the “First Priority Notes Guarantees”).

WHEREAS, on the First Amendment Effective Date, the Existing Collateral Agent and the Pledgors entered into that certain First Amended and Restated Shared Pledge Agreement (the “First Amendment”).

WHEREAS, on the First Amendment Effective Date, the Credit Parties entered into that certain credit agreement (the “2004 Credit Agreement”).

WHEREAS, on October 6, 2004 Crown Euroco issued an additional $110,000,000 of First Priority Notes under the First Priority Notes Indenture, the proceeds of which were used to extend a loan to Crown Usco to repay its outstanding term loan under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, on the date hereof, Crown Usco and Crown Americas Capital Corp. (“Crown Capital”) intend to issue $1,100,000,000 of senior unsecured notes (the “Senior Notes”) under two Indentures dated as of the date hereof among Crown Usco or Crown Capital, as applicable, and the guarantors named therein and Citibank, N.A., as senior notes trustee under each applicable Indenture (collectively, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement (as hereinafter defined), the “Senior Notes Indenture”), the proceeds of which shall be used (together with the proceeds of the Loans under the Credit Agreement and certain cash proceeds from the sale of CCSC plastic closures division) to refinance (the “Refinancing”) not less than 66 2/3% of the outstanding Second Priority Notes and 66 2/3% of the outstanding Third Priority Notes, to repay in full all Loans under and terminate the Obligations and Commitments (each as defined in the 2004 Credit Agreement) under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, simultaneously with the issuance of the Senior Notes, Crown Usco, as U.S. borrower (in such capacity, the “U.S. Borrower”), Crown Euroco, as non-U.S. borrower (in such capacity, the “European Borrower”), the subsidiary borrowers named therein (in such capacity, the “Subsidiary Borrowers”, together with the European Borrower, the “Non-U.S. Borrowers” and together with the U.S. Borrower, the “Borrowers”), Crown Holdings, Crown International and CCSC, intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Administrative Agent’s (as hereinafter defined) acknowledgment of the termination of the predecessor Credit Agreement), with the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”), Deutsche Bank AG New York Branch, as the U.K. administrative agent (in such capacity together with its successors and assigns in such capacity, the “U.K. Administrative Agent”), and The Bank of Nova Scotia, as the Canadian administrative agent (in such capacity together with its successors and assigns in such capacity, the “Canadian Administrative Agent”), pursuant to which the Lenders have agreed to make certain Loans and issue certain Letters of Credit to or for the account of the U.S. Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.

WHEREAS, on the date hereof, the Existing Administrative Agent and the Existing U.K. Administrative Agent have resigned as U.S. Collateral Agent and Euro Collateral Agent, respectively, and the Lenders under the Credit Agreement have appointed Deutsche Bank AG New York Branch as the Collateral Agent.

WHEREAS, on the date hereof, the parties to the Second Priority Notes Indenture and the Third Priority Notes Indenture shall amend each of the Second Priority Notes Indenture and the Third Priority Notes Indenture to, among other things, eliminate the requirement for any security to secure the Second Priority Notes and the Third Priority Notes and to authorize the Second Priority Notes Trustee and the Third Priority Notes Trustee to effectuate the release of the Second Priority Notes Trustee’s and the Third Priority Notes Trustee’s respective Liens on the Collateral.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Crown Holdings and each of the direct and indirect U.S. Subsidiaries of Crown Holdings (other than the Insurance Subsidiary and the Receivables Subsidiary) (together with each other U.S. Subsidiary of Crown Holdings that from time to time after the date hereof guarantees the Obligations (as hereinafter defined) of the Borrowers under the Credit Agreement and the other Loan Documents, the “Guarantors”) will guarantee the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time and together with any further guarantees by the Guarantors of the Obligations of the Borrowers under the Credit Agreement, the “Credit Guarantees”).

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Holdings or any of the direct or indirect U.S. Subsidiaries of Crown Holdings may enter into one or more Hedging Agreements (collectively, the “Bank Related Hedging Agreements”) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement is entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown Holdings or its U.S. Subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by a Lien on and security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Hedging Exchanger to receive the benefit of such Lien on and security interest in the Collateral, it shall execute and deliver to the Collateral Agent an acknowledgment to the U.S. Intercreditor Agreement (as hereinafter defined) in the form annexed thereto (each such acknowledgment, an “Intercreditor Acknowledgment”) agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness (as defined in the U.S. Intercreditor Agreement).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of the direct or indirect U.S. Subsidiaries of Crown Holdings may from time to time enter into one or more Bank Related Cash Management Agreements (as defined in the U.S. Intercreditor Agreement) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement is entered into (individually, a “Bank Related Cash Management Exchanger” and collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown Holdings or its U.S. Subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by a Lien on and security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such Lien on and security interest in the Collateral, it shall execute and deliver to the Collateral Agent an Intercreditor Acknowledgment on or after the Original Effective Date agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Indentures, Crown Usco and Crown Euroco may incur certain

Additional First Priority Bank Indebtedness (as hereinafter defined) pursuant to the applicable Loan Documents and the Indentures, which Additional First Priority Bank Indebtedness will be secured by all of the Collateral.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Indentures, any Permitted Issuer may issue certain Additional First Priority Capital Markets Indebtedness (as hereinafter defined), which may be guaranteed by the Pledgors, pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by all or any part of the Collateral; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of this Agreement, it shall cause its Additional First Priority Capital Markets Indebtedness Representative (as hereinafter defined) to execute and deliver to the Collateral Agent an Intercreditor Acknowledgment agreeing to be bound by the terms thereof.

WHEREAS, it is a condition precedent to the effectiveness of the Financing Documents that the Pledgors shall have executed and delivered this Agreement in favor of the Collateral Agent for (i) its benefit and (ii) for the benefit of the Secured Parties, to secure the payment and performance with respect to any of the Financing Documents of any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, the U.S. Borrower and each of the Pledgors under or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to the Borrowers and each of the Pledgors under the Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired (all such monetary and other obligations described in this recital being collectively called the “Obligations”).

WHEREAS, each Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the Indentures and is, therefore, willing to enter into this Agreement.

WHEREAS, each Pledgor is or, as to Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

WHEREAS, on the Original Effective Date, the Pledgors and the Collateral Agent entered into that certain security agreement, which agreement was amended and restated on the First Amendment Effective Date and is being amended and restated as of the date hereof to give effect to the resignation of the Existing Collateral Agent, the appointment of Deutsche Bank AG New York Branch as collateral agent, as well as to the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Pledgors and the Collateral Agent have entered into that certain bank pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Bank Pledge Agreement”).

WHEREAS, on the Original Effective Date, the Pledgors, the Existing Collateral Agent and certain other parties entered into that certain U.S. Intercreditor and Collateral Agency Agreement, which agreement was amended and restated as of September 1, 2004 and is being further amended and restated as of the date hereof to give effect to the resignation of the Existing Collateral Agent, the appointment of Deutsche Bank AG New York Branch as collateral agent, as well as to the Credit Agreement and the security interests contemplated herein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Intercreditor Agreement”).

WHEREAS, pursuant to Section 9(b) of the First Amendment, the parties hereto are entering into this Agreement in order to amend and restate the First Amendment.

NOW THEREFORE, in consideration of the foregoing and other benefits accruing each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and assigns), as follows:

SECTION 1. Pledge. (a) The following Lien on the Collateral is hereby granted:

As security for the payment and performance, as the case may be, in full of the First Priority Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a first priority security interest in all of Pledgor’s right, title and interest in, to and under the Collateral.

(b) Upon delivery to the Collateral Agent, (a) any stock certificates, notes required to be delivered pursuant to Section 2(b) or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Notwithstanding any other provision hereof, if any Collateral constitutes Restricted Securities, then such Collateral shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness; provided that if (i) any Existing Unsecured Debt is required to be secured by a Lien on such Collateral as a result of the operation of any negative pledge covenant in any indenture, agreement or instrument governing such Existing Unsecured Debt or (ii) the Existing Unsecured Debt ceases to be outstanding or no longer restricts the ability of any Pledgor to pledge Restricted Securities without also securing the Existing Unsecured Debt, then the Obligations secured hereunder shall be equal to the maximum aggregate amount of Obligations then outstanding. If any Collateral constitutes Restricted Securities any payments or repayments of the Obligations shall not be deemed to be applied against, or to reduce, the amount of Restricted Secured Indebtedness that may be secured hereby.

Notwithstanding the foregoing, each Pledgor hereby affirms its prior grant of security interests under the First Amendment for the benefit of the Secured Parties and it is expressly understood and agreed that all security interests, assignment and liens granted by the Pledgors for the benefit of the Secured Parties in the First Amendment are not terminated hereby, but continue and remain in full force and effect, subject to the terms and provisions hereof.

SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

(b) Each Pledgor will cause any Indebtedness for borrowed money, in an amount individually in excess of $50,000 or in the aggregate in excess of $500,000, owed to such Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Capital Stock of the issuer with respect thereto;

(b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, or as otherwise permitted pursuant to the Credit Agreement and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) each Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

(d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

(e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent; provided that the Collateral Agent shall not exercise such right without the consent of the Borrowers in the event an Event of Default is not continuing. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Financing Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Financing Document or the ability of the Secured Parties to exercise the same;

(ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

(iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Financing Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five (5) Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise required pursuant to the provisions of the Intercreditor Agreement, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights and such permission shall be deemed to have been granted absent notice to the contrary to the Pledgors from the Collateral Agent. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waives all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Pledgor ten (10) days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of such Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral orally portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as provided in the U.S. Intercreditor Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, provided that the Collateral Agent shall only take any action pursuant to such appointment upon the occurrence and during the continuation of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect therefor any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Financing Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent (as directed by the Requisite Obligees specified in the U.S. Intercreditor Agreement) and the Pledgor with respect to which such waiver, amendment or modification is to apply.

SECTION 10. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 11. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities of such Pledgor at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Such Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Such Pledgor will bear all costs and expenses of carrying out its obligations under this Section 11. Such Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced

SECTION 12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Intercreditor Agreement, any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Intercreditor Agreement, any other Financing Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

SECTION 13. Termination or Release. (i) This Agreement and the security interest in the Collateral shall terminate pursuant to and in accordance with the terms of the U.S. Intercreditor Agreement; provided, however, this Agreement and the security interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Pledgor upon the bankruptcy or reorganization of the Borrowers, Pledgor or otherwise.

(b) In connection with any release of Collateral, release of a Pledgor party to this Agreement or terminations of this Agreement, in each case, pursuant to and in accordance with the terms of the U. S. Intercreditor Agreement, the Collateral Agent shall execute and deliver to the applicable Pledgor, at such Pledgor’s expense, all UCC termination statements and similar documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of such UCC termination statements or other documents pursuant to this Section 13(b) shall be without recourse to or warranty by the Collateral Agent.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.3 of the Credit Agreement and Article 12 of each Indenture and the notice provisions of each other Financing Document. All communications and notices hereunder to any Pledgor that is a U.S. Subsidiary shall be given to it at the address for notices set forth on Schedule I, with a copy to Pledgors.

SECTION 15. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 16. Binding Effect; Several Agreement; Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement (as amended and restated as of the date hereof) shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Financing Documents. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, and the Lender’s issuance of and participations in Letters of Credit and the issuance of the First Priority Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed that this Agreement shall create separate security interests in the Collateral securing the Obligations, as provided in Section 1, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 16. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court referred to in paragraph (a) of this Section. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against any Pledgor or its properties in the courts of any jurisdiction.

(b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 23. Additional Pledgors. Pursuant to Section 7.11 of the Credit Agreement, each U.S. Subsidiary of Crown Holdings that was not in existence or not a U.S. Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Pledgor upon becoming a U.S. Subsidiary. Upon execution and delivery by the Collateral Agent and a U.S. Subsidiary of an instrument in the form of Annex 1 hereto, such U.S. Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 24. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

SECTION 25. U.S. Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, the rights of the parties hereunder shall be subject to the terms of the Intercreditor Agreement.

SECTION 26. Certain Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. For the purposes of this Agreement, the following terms shall have the following meaning:

“Additional First Priority Bank Indebtedness” means (i) Additional Term Loans (as defined in the Credit Agreement) incurred by Crown Usco and/or Crown Euroco and (ii) Loans (as defined in the Credit Agreement) pursuant to an Additional Facility (as defined in the Credit Agreement), incurred by Crown Usco, Crown Euroco or any Subsidiary Borrower, in each case, pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described herein on the Collateral.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness of a Permitted Issuer issued or incurred on or after the date hereof and not owed to Crown Holdings or any of its subsidiaries (other than Additional First Priority Bank Indebtedness), to the extent permitted to be incurred by the Credit Agreement and the First Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described in the Intercreditor Agreements on all or any part of the Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by a Permitted Issuer or any other Pledgor in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of Additional First Priority Capital Markets Indebtedness.

“Administrative Agent” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble to this Second Amended and Restated Shared Pledge Agreement.

“Bank Pledge Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Cash Management Exchanger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Cash Management Obligations” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Agreements” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Exchanger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Obligations” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bankruptcy Code” means Title 11, United States Code, or any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors including, without limitation, bankruptcy or insolvency laws.

“Borrowers” shall have the meaning assigned to such term in the Recitals to this Agreement.

“CCSC” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall mean, collectively, (a) all the shares of Capital Stock owned by Crown Holdings in CCSC or any other direct Subsidiary of Crown Holdings (including, without limitation, those listed on Schedule II hereto) and any shares of Capital Stock of CCSC or any other direct Subsidiary of Crown Holdings obtained in the future by Crown Holdings and the certificates representing all such shares or interests (collectively, the “Pledged Stock”); provided, that the Pledged Stock shall not include (i) to the extent that applicable law requires that CCSC or any other direct Subsidiary of Crown Holdings issue directors’ qualifying shares, such qualifying shares; (b)(i) all debt securities issued to any Pledgor (including, without limitation, those listed opposite the name of such Pledgor on Schedule II hereto), (ii) all debt securities, in the future issued to the Pledgors and (iii) all promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any and all of the foregoing.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Credit Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Crown Euroco” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Crown Holdings” shall have the meaning assigned to such term in the preamble to this Agreement.

“Crown International” shall have the meaning assigned to such term in the preamble to this Agreement.

“Crown Usco” shall have the meaning assigned to such term in the preamble to this Agreement.

“DBSI” shall have the meaning assigned to such term in the Recitals to this Agreement.

“European Borrower” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Event of Default” shall mean (a) any “Event of Default” under the Credit Agreement as such term is defined in the Credit Agreement until all Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated and (b) thereafter shall mean any “Event of Default” under any First Priority Capital Markets Indebtedness Document until all Obligations under such First Priority Capital Markets Indebtedness Documents have been indefeasibly repaid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral.

“Exempted Indebtedness” shall mean any Indebtedness or other obligation which would be considered “Exempted Indebtedness” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt, as such indenture, agreement or interest is in effect on the Original Effective Date.

“Existing Unsecured Debt” shall mean each of the following Indebtedness to the extent outstanding on the Effective Date after giving effect to the Transactions:

(i) the Debentures; and

(ii) $300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture, of which approximately $166,000,000 remain outstanding as of the Effective Date.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 10 of this Agreement.

“Financing Documents” means, collectively, the Loan Documents, the First Priority Notes Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Capital Markets Indebtedness” means (a) the Obligations of Crown Euroco or any other Pledgor under the First Priority Notes Documents and (b) the Obligations of a Permitted Issuer or any other Pledgor in respect of Additional First Priority Capital Markets Indebtedness issued under the applicable Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Capital Markets Indebtedness Documents” means, collectively, the First Priority Notes Documents and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Notes” means the €460,000,000 in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of Crown Euroco issued under the First Priority Notes Indenture.

“First Priority Notes Documents” shall mean the First Priority Notes Indenture, the First Priority Notes, the First Priority Notes Guarantees and any other document executed by Crown Euroco or any Guarantor in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“First Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“First Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“First Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the First Priority Notes.

“First Priority Obligations” shall mean, collectively, the following:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Pledgors to (a) the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents and (b) the holders of the First Priority Notes or any Additional First Priority Capital Markets Indebtedness issued pursuant to any Additional First Priority Capital Markets Indebtedness Document, as the case may be, whether now existing or hereafter incurred under, arising out of, or in connection with the First Priority Notes Documents or the Additional First Priority Capital Markets Indebtedness Documents, as the case may be, and the due performance and compliance by the Pledgors with all of the terms, conditions and agreements contained in the First Priority Notes Documents or the Additional First Priority Capital Markets Indebtedness Documents, as the case may be;

(ii) to the extent any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger has executed and delivered to the Collateral Agent an Intercreditor Acknowledgment on or after the Original Effective Date, in accordance with the provisions of the U.S. Intercreditor Agreement, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations owing by the Pledgor to the Bank Related Hedging Exchanger party or the Bank Related Cash Management Exchanger party, respectively, whether now existing or hereafter incurred, arising out of or in connection with such Bank Related Hedging Agreement or such Bank Related Cash Management Agreement, respectively, and the due performance and compliance by the Pledgor with all the terms, conditions and agreements contained therein;

(iii) any and all sums advanced by the Collateral Agent pursuant to this Agreement or the other Financing Documents in order to preserve the Collateral or protect its lien and security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor, after an Event of Default shall have occurred and be continuing, all reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and disbursements and court costs; and

(v) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (iv) above, whether outstanding on the Original Effective Date or extended from time hereafter, inclusive.

“Guarantors” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Indentures” shall mean the First Priority Notes Indenture and any indentures entered into by a Permitted Issuer in connection with any Additional First Priority Capital Markets Indebtedness.

“Intercreditor Acknowledgment” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Lenders” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Non-U.S. Borrowers” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Obligations” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Original Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Original Credit Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Original Effective Date” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Permitted Issuer” means Crown Holdings, Crown International, Crown Usco or Crown Finance or any direct special purpose finance Subsidiary of any of the foregoing formed solely to be the issuer of any Permitted Public Debt provided that such Person becomes a Credit Party and Section 7.14 of the Credit Agreement is complied with respect to such special finance Subsidiary; provided, that with respect to any Permitted Public Debt issued to refinance the First Lien Notes or the Existing Unsecured Debt listed in clause (ii) of the definition of Existing Unsecured Debt, Permitted Issuer means a Parent Guarantor (other than CCSC), U.S. Borrower, Crown Finance or European Borrower or any direct special purpose finance Subsidiary of any of the foregoing formed solely to be the issuer of any Permitted Public Debt provided that such Person becomes a Credit Party and Section 7.14 of the Credit Agreement is complied with respect to such special finance Subsidiary.

“Pledge Agreements” means the Bank Pledge Agreement and the Shared Pledge Agreement.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 26 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 1(b) of this Agreement.

“Pledged Stock” shall have the meaning assigned to such term in Section 26 of this Agreement.

“Pledgors” shall have the meaning assigned to such term in the preamble to this Agreement.

“Refinancing” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Restricted Secured Indebtedness” shall mean, at any time, the portion of the Obligations constituting Exempted Indebtedness that is equal to the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Existing Unsecured Debt to be required to be equally and ratably secured, which “Restricted Secured Indebtedness” shall (a) first, secure the First Priority Obligations, (b) second, secure the Second Priority Obligations and (c) third, secure the Third Priority Obligations.

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary of CCSC that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt as such indentures, agreements or instruments are in effect on the Original Effective Date.

“Second Priority Dollar Notes” means the $1,085,000,000 in original aggregate principal amount of 9.5% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Second Priority Euro Notes” means the €285,000,000 in original aggregate principal amount of 10.25% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Second Priority Notes” means the Second Priority Dollar Notes and the Second Priority Euro Notes.

“Second Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Second Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Second Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the Second Priority Notes.

“Secured Parties” shall mean (a) the Administrative Agent (for its benefit and the benefit of the Lenders (including any Lenders of Additional First Priority Bank Indebtedness)), (b) the U.K. Administrative Agent (for its benefit and the benefit of the Lenders (including any Lenders of Additional First Priority Bank Indebtedness) and the other Agents), (c) the Canadian Administrative Agent (for its benefit and the benefits of the Lenders) (including any Lenders of Additional First Prior Bank Indebtedness)), (d) the Collateral Agent (for its benefit and the benefit of the First Priority Secured Parties), (e) the Bank Related Hedging Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, (f) the Bank Related Cash Management Exchangers who have executed and delivered an Intercreditor Acknowledgment on or after the Original Effective Date, (g) the First Priority Notes Trustee (for its benefit and the benefit of the holders of the First Priority Notes) and (h) in the event any obligations in respect of Additional First Priority Capital Markets Indebtedness are to be secured by this Agreement, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness).

“Security Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Subsidiary Borrowers” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the preamble to this Agreement.

“Third Priority Notes” means the $725,000,000 in original aggregate principal amount of 10.875% Third Priority Senior Secured Notes due 2013 of Crown Euroco issued under the Third Priority Notes Indenture.

“Third Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Third Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Third Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the Third Priority Notes.

“U.K. Administrative Agent” shall have the meaning assigned to such term in the Recitals to this Agreement.

“U.S. Borrower” shall have the meaning assigned to such term in the Recitals to this Agreement.

“U.S. Intercreditor Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“U.S. Subsidiary” means any Wholly Owned Subsidiary of Crown Holdings that is not a Non-U.S. Subsidiary.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CROWN HOLDINGS, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Vice President and Chief Financial Officer

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Shared Pledge Agreement

Crown Holdings, LLC

November 2005

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.
CROWN BEVERAGE PACKAGING, INC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
CROWN FINANCIAL MANAGEMENT, INC.
CROWN HOLDINGS (PA), LLC
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CROWN RISDON USA, INC.
CROWN AMERICAS CAPITAL CORP.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

Shared Pledge Agreement

Crown Holdings, LLC

November 2005

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

Shared Pledge Agreement

Crown Holdings, LLC

November 2005

Schedule I to the

Shared Pledge Agreement

U.S. Subsidiaries

Name	Address
Central States Can Co. of Puerto Rico, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Beverage Packaging, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Consultants, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Cork & Seal Company (DE), LLC	919 N. Market Street., Suite 406, Wilmington, DE 19801
CROWN Cork & Seal USA, Inc.	One Crown Way, Philadelphia, PA 19154
CROWN Packaging Technology, Inc.	11535 South Central Avenue, Alsip, Illinois, 60803
CROWN Beverage Packaging Puerto Rico, Inc.	Km 12 Hm6 65th Infantry Avenue, P. O. Box 817, Carolina, Puerto Rico 00986
Crown Financial Corporation	One Crown Way, Philadelphia, PA 19154
Crown Financial Management, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Holdings (PA), LLC	One Crown Way, Philadelphia, PA 19154
Foreign Manufacturers Finance Corporation	919 N. Market Street Suite 406, Wilmington, DE 19801
NWR, Inc.	One Crown Way, Philadelphia, PA 19154
CROWN Risdon USA, Inc.	1100 Buckingham Street., Watertown, CT 06795
Crown Americas Capital Corp.	One Crown Way, Philadelphia, PA 19154

Schedule II to the

Shared Pledge Agreement

Pledged Stock
Issuer	Number of Certificate	Registered Owner	Number and Class of Shares/Type of Interest	Percentage of Shares/Interest Pledged
Crown Cork & Seal Company, Inc.	1	Crown Holdings, Inc.	100 shares	100%

Pledged Debt Securities

Issuer	Payee	Principal Amount	Date of Note	Maturity Date
Each Pledgor	Each Pledgor	Variable	February 26, 2003	N/A

Annex I to the

Shared Pledge Agreement

SUPPLEMENT NO. [    ] dated as of [                    ], to the SHARED PLEDGE AGREEMENT (the “Shared Pledge Agreement”) dated as of February 26, 2003 and amended and restated as of September 1, 2004 and further amended and restated as of November 18, 2005 among CROWN HOLDINGS, INC., a Pennsylvania corporation (“Crown Holdings”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation ( “CCSC”), CROWN AMERICAS LLC (f/k/a Crown Cork & Seal Americas, Inc. and Crown Americas, Inc.), a Pennsylvania limited liability company (“Crown Usco”), CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”), each U.S. Subsidiary listed on Schedule I thereto (collectively, together with each U.S. Subsidiary that becomes a party thereto pursuant to Section 23 of the Shared Pledge Agreement, the “Subsidiary Guarantors” and, together with Crown Holdings, Crown Usco and CCSC, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), as collateral agent (in such capacity, and together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Shared Pledge Agreement).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Pledgors have entered into the Shared Pledge Agreement in order to induce the Lenders to make Loans. Pursuant to Section 7.14 of the Credit Agreement, each U.S. Subsidiary of Crown Holdings that was not in existence or not a U.S. Subsidiary on the date of the Credit Agreement is required to enter into the Shared Pledge Agreement as a Pledgor upon becoming a U.S. Subsidiary. Section 23 of the Shared Pledge Agreement provides that such Subsidiaries may become Pledgors under the Shared Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Shared Pledge Agreement.

Accordingly, the Collateral Agent and the New Pledgor agree as follows:

SECTION 1. In accordance with Section 23 of the Shared Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Shared Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (a) agrees to all the terms and provisions of the Shared Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Shared Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the Shared Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Shared Pledge Agreement shall be deemed to include the New Pledgor. The Shared Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto and different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities (which Schedule I shall be deemed to modify and amend Schedule II annexed to the Shared Pledge Agreement).

SECTION 5. Except as expressly supplemented hereby, the Shared Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Shared Pledge Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Shared Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

2

IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Shared Pledge Agreement as of the day and year first above written.

[NEW PLEDGOR]

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

3

Schedule I to

Supplement No. [    ]

to the Shared Pledge Agreement

Pledged Securities of the New Pledgor

Pledged Stock

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

Pledged Debt Securities

Issuer	Payee	Principal Amount	Date of Note	Maturity Date